UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 11, 2023

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74
+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, €0.001 par value	PRGO	New York Stock Exchange
3.900% Notes due 2024	PRGO24	New York Stock Exchange
4.375% Notes due 2026	PRGO26	New York Stock Exchange
4.650% Notes due 2030	PRGO30	New York Stock Exchange
5.300% Notes due 2043	PRGO43	New York Stock Exchange
4.900% Notes due 2044	PRGO44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2023, James Dillard III and Perrigo Company plc (“Perrigo” or the “Company”) agreed to a mutual separation, such that Mr. Dillard will no longer serve as Executive Vice President (“EVP”) & President, Consumer Self-Care Americas of the Company and all relevant subsidiaries and affiliates effective the same day. Mr. Dillard will continue in an advisory capacity until September 30, 2023.

In connection with his separation, the Company will enter into a Waiver and Release Agreement with Mr. Dillard on or about October 1, 2023 (the “Agreement”). The Agreement will provide Mr. Dillard with the same severance benefits that he would otherwise be entitled to in an involuntary termination without cause pursuant to the Perrigo Company plc U.S. Severance Policy, including one year of base salary, a prorated incentive bonus, Company-paid COBRA benefits and continued vesting of outstanding equity awards. The Agreement will further provide that such base salary payments be made on the Company’s regularly scheduled payroll intervals through February 29, 2024 with the remainder of the base salary and the prorated incentive bonus to be paid as a lump sum by March 15, 2024, subject to the following offset.

The Agreement will also include a provision confirming Mr. Dillard’s obligation to remit to the Company an amount equal to his expected tax refund from Irish Revenue, which Mr. Dillard owes to the Company in connection with the Company’s tax equalization policy. If such reimbursement is not made to the Company by March 15, 2024, the Company will offset the remaining base salary and prorated incentive bonus that would be payable on March 15, 2024 by such amount, with any remaining amounts owed to Perrigo to be paid directly by Mr. Dillard. The Agreement will also contain customary non-disparagement and cooperation obligations as well as a release of claims by Mr. Dillard.

Item 8.01	Other Information.

On September 11, 2023, the Company announced the appointment of Catherine “Triona” Schmelter as EVP and President, Consumer Self-Care Americas and Global Portfolio Optimization effective immediately. Prior to joining Perrigo, Ms. Schmelter was most recently at Treehouse Foods, where she most recently served as the Chief Transformation Officer, responsible for growth acceleration and capability building initiatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Eduardo Bezerra
Dated: September 11, 2023		Eduardo Bezerra
Chief Financial Officer